UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 7, 2011

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware

0-21229

36-3640402

(State or other juris-

(Commission file

(IRS employer

diction of incorporation)

number)

identification number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(847) 367-5910

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year Events

On March 7, 2011, our board of directors amended our amended and restated bylaws to provide that in an uncontested election, a nominee for election as a director must receive a majority of the votes cast in order to be elected as a director, i.e., the nominee must receive more “for” votes than “against” votes, with abstentions and broker non-votes not having any effect on the voting. An incumbent director who is not re-elected is required to tender his resignation as a director, and our Nominating and Governance Committee will then review the circumstances and recommend to the Board whether to accept or reject the director’s resignation or take any other action. The Board is required to act on this recommendation and publicly disclose its decision and the rationale behind its decision within 90 days from the date that the election results are certified.

This summary of the amendment is qualified in its entirety by the actual text of the amendment. A copy of the amendment is filed with this Report as Exhibit 3(ii).1.

Item 9.01

Financial States and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

3(ii).1

Amendment to Bylaws

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2011.

Stericycle, Inc.

By

/s/ FRANK J.M. TEN BRINK

Frank J.M. ten Brink

Executive Vice President and

Chief Financial Officer

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